Exhibit 23.1

MICHAEL T. STUDER CPA P.C.
18 East Sunrise Highway
Freeport, NY 11520
Phone: (516) 378-1000
Fax: (516) 546-6220

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
INTERFAC MINING INC.

I consent to the inclusion in this Post Effective Amendment #1 to Form SB-2 on

Form S-1 of my report dated August 11, 2008 relating to the audit of the financial statements of Interfac Mining Inc. for the fiscal year ended May 31, 2008, for the period June 15, 2006 (inception) to May 31, 2007, and for the period June 15, 2006 (inception) to May 31, 2008.

Michael T. Studer CPA P.C.
Freeport, New York                                                                              Michael T. Studer CPA P.C.
December